Exhibit 4.1

                              ROCHE HOLDINGS, INC.
                            (a Delaware corporation)

                  $1,506,342,000 Principal Amount at Maturity
                     Liquid Yield Option(TM) Notes due 2015
                                 (Zero Coupon)

                      PRIVATE PLACEMENT PURCHASE AGREEMENT


                                                           January 12, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
World Financial Center
North Tower
New York, New York  10281

Ladies and Gentlemen:

     Roche Holdings, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce Fenner & Smith Incorporated (the "Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter of $1,506,342,000 aggregate principal amount at maturity of the Company's Liquid Yield Option(TM) Notes due 2015 (the "Securities"). The Securities are to be issued pursuant to an indenture to be dated as of the Closing Date (as hereinafter defined) (the "Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). In entering into this Agreement, the Underwriter is relying on the representations, warranties, covenants and agreements of Genentech, Inc., a Delaware corporation and, as of the date hereof, majority-owned subsidiary of the Company ("Genentech"), made pursuant to an agreement with the Underwriter dated the date hereof (the "Genentech Agreement") and executed concurrently herewith.

     The Securities will be exchangeable at the option of the holders thereof, at any time prior to maturity, unless previously redeemed or otherwise purchased, for shares of common stock, par value $0.02 per share, of Genentech ("Genentech Common Stock"), in accordance with the terms and subject to the conditions set forth in the Indenture and the Securities, initially at the exchange rate specified in Schedule A hereto. The foregoing is subject to the right of the Company, in accordance with the terms and subject to the conditions set forth in the Indenture and the Securities, to pay cash equal to market value of the Genentech Common Stock in lieu of delivering shares of Genentech Common Stock.

     The holders from time-to-time of Securities will be entitled to the benefits of a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, with such changes as shall be agreed to by the parties thereto (the "Registration Rights Agreement"), pursuant to which Genentech, pursuant to the Registration Rights Agreement upon the execution thereof, will use reasonable efforts to file a registration statement with the Securities and Exchange Commission (the "Commission") registering resales of the shares of Genentech Common Stock issuable upon exchange of the Securities, as referred to in the Registration Rights Agreement, under the United States Securities Act of 1933, as amended (the "Securities Act").

     The Securities will be offered and sold to the Underwriter without being registered under the Securities Act, in reliance upon exemptions therefrom. The Company has prepared and delivered to the Underwriter a preliminary offering memorandum dated January 11, 2000 (together with all documents incorporated by reference therein, the "Preliminary Offering Memorandum") and has prepared and will deliver to the Underwriter on the date hereof or as soon as practicable thereafter, copies of a final offering memorandum dated January 12, 2000 (together with all amendments and supplements thereto, and together with all documents incorporated by reference therein, the "Final Offering Memorandum"), relating in part to the Securities. The Preliminary Offering Memorandum and the Final Offering Memorandum are sometimes collectively referred to herein as the "Offering Memorandum." The Offering Memorandum


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(as amended or supplemented if the Company shall have furnished any amendment or supplement, and including the documents incorporated by reference therein), the 1998 Annual Report of The Roche Group, and the unaudited Interim Report of The Roche Group for the six months ended June 30, 1999, are hereinafter referred to, both individually and collectively, as the "Disclosure Documents." As used herein, the term "Genentech Disclosure" shall mean, collectively, (A)
(i) Genentech's registration statement on Form S-3 (Reg. No. 333-88651) filed with the Commission, as amended at the time it became effective under the Securities Act, and including the information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A under the Securities Act (the "Registration Statement"), (ii) Genentech's Annual Report on Form 10-K for the year ended December 31, 1998, (iii) Genentech's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999, (iv) Genentech's Current Reports on Form 8-K dated June 2, 1999, June 22, 1999 and November 2, 1999, and (v) all documents filed by Genentech with the Commission pursuant to Section 13(a), 13(c), 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and until all of the Securities have been sold, each of which documents in clauses (A)(i) through (v) is or will be, as the case may be, incorporated by reference in the Preliminary Offering Memorandum and the Final Offering Memorandum (the "Genentech Incorporated Documents"), and (B) the sections of the Offering Memorandum entitled "Summary -- Genentech, Inc.", "-- Relationship Between Genentech and Roche", "-- Genentech Summary Consolidated Financial Information" and "-- Recent Developments -- Genentech".

     The Company understands that the Underwriter may resell the Securities to entities it reasonably believes are qualified institutional buyers ("Qualified Institutional Buyers"), as that term is defined in, and in reliance on, Rule 144A under the Securities Act ("Rule 144A"), and pursuant to offers and sales that occur outside the United States, to persons other than U.S. persons, within the meaning of, and in reliance on, Regulation S under the Securities Act ("Regulation S").

     SECTION 1. Sale of the Securities. On the basis of the representations and warranties of the Company contained herein and of Genentech contained in the Genentech Agreement and subject to the terms and conditions set forth herein, the Company hereby agrees to sell to the Underwriter, and the Underwriter hereby agrees to purchase from the Company, at the purchase price per $1,000 principal amount at maturity set forth in Schedule A hereto, the Securities.

     SECTION 2.  Offering by Underwriter.

     (a) The Company confirms that, in connection with the offering of the Securities, it has authorized the Underwriter to distribute copies of the Offering Memorandum (i) to persons it reasonably believes to be Qualified Institutional Buyers and (ii) outside the United States, to persons other than U.S. persons (as defined in Regulation S) to whom it reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S.

     (b) The Underwriter covenants and agrees with the Company that it will make an offering of the Securities purchased hereunder on the terms set forth in the Final Offering Memorandum, as soon as practicable after the date of this Agreement as in its judgment is advisable, only (i) to persons it reasonably believes to be Qualified Institutional Buyers and (ii) outside the United States, to persons other than U.S. persons (as defined in Regulation S) to whom it reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S. The Underwriter will offer the Securities initially at the initial offering price per $1,000 principal amount at maturity of Securities set forth in Schedule A hereto.

     (c) The Underwriter undertakes (i) not to utilize selling agents or sub-underwriters in connection with the performance of its obligations under this Agreement and (ii) not to grant a selling or similar concession to any party in connection with the sale of the Securities.

     SECTION 3. Purchase and Delivery.

     (a) Payment for the Securities shall be made by the Underwriter to the Company in United States dollars at Closing Time by wire transfer of immediately available funds to a bank account designated by the Company at 10:00 a.m., New York time, on January 19, 2000, with the closing to occur at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, or at such other time and place as the Underwriter and the Company


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shall agree. The time and date of such payment are hereinafter referred to as the "Closing Time" and "Closing Date," respectively. The Securities will be delivered to the Underwriter at Closing Time.

     (b) The certificate evidencing the Securities to be purchased by the Underwriter shall be in such denominations and registered in such names as the Underwriter may request in writing to the Company at least two full business days before Closing Date. The certificates evidencing the Securities shall be made available in New York City for examination and packaging by the Underwriter not later than 10:00 a.m., New York time, on the business day prior to the Closing Date.

     SECTION 4.  Representations and Warranties of the Company.

     The Company represents and warrants to the Underwriter that as of the date of this Agreement and on the Closing Date:

          (i) The Final Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subsection (i) shall apply to statements in or omissions from the Final Offering Memorandum made in reliance upon and in conformity with information furnished in writing by the Underwriter expressly for use in the Final Offering Memorandum;

          (ii) The consolidated financial statements of the Company and its consolidated subsidiaries included in the Final Offering Memorandum (the "Company Financial Statements") present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

          (iii) The consolidated financial statements of Roche Holding Ltd, a company incorporated under the laws of Switzerland ("Roche"), and its consolidated subsidiaries included in the Final Offering Memorandum (the "Roche Financial Statements") present fairly the consolidated financial position of Roche and its consolidated subsidiaries as at the dates indicated and the consolidated results of their operations for the periods specified, and have been prepared in accordance with the accounting policies described in the Summary of Accounting Policies which accompany the Roche Financial Statements and were prepared in accordance with International Accounting Standards;

          (iv) Since the respective dates as of which information is given in the Final Offering Memorandum and except as otherwise stated or contemplated therein, (A) there has been no material adverse change or any development reasonably expected to result in a prospective material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise, or of Roche and its subsidiaries considered a one enterprise; (B) there have been (i) no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (ii) no transactions entered into by Roche or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to Roche and its subsidiaries considered as one enterprise; and (C) except for regularly scheduled dividends on any class of its capital stock, there has been no dividend or distribution of any kind declared, paid or made by or on behalf of the Company on any class of its capital stock;

          (v) The accountants who certified the Company Financial Statements are, with respect to the Company and its subsidiaries, independent public accountants;

          (vi) The accountants who certified the Roche Financial Statements are, with respect to Roche and its subsidiaries, independent public accountants;

          (vii) Each of F. Hoffmann-La Roche Ltd. and Hoffmann-La Roche Inc. (collectively, the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum or as otherwise currently conducted; and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise;

          (viii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as contemplated in the Final Offering Memorandum; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise;

          (ix) Except as indicated in the Final Offering Memorandum, Roche owns directly or indirectly all of the issued and outstanding shares of capital stock of the Company and each of the Subsidiaries free and clear of any material security interest, mortgage, pledge, lien or encumbrance;

          (x) The Securities have been duly and validly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when executed, authenticated and delivered in the manner provided for in the Indenture against payment of the consideration therefor in accordance with this Agreement, will be duly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles) and will be entitled to the benefits of the Indenture and the Registration Rights Agreement; the forms of the certificate to be used to evidence the Securities will be in the form contemplated by the Indenture; and, at the Closing Time, the Company will have an authorized and outstanding capitalization as set forth in the Final Offering Memorandum;

          (xi) The Company has all necessary corporate power and authority to enter into and to perform its obligations under the Indenture and to consummate the transactions contemplated thereby; the Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company and authorized, executed and delivered by the Trustee, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles; and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended;

          (xii) The Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Final Offering Memorandum;

          (xiii) If and when the shares of Genentech Common Stock are delivered to holders of the Securities upon exchange of the Securities as provided in the Indenture, they will be free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

          (xiv) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities, the issuance and sale of the Securities hereunder, the delivery of the Genentech Common Stock upon exchange of the Securities as provided in the Indenture, and the consummation by the Company of the other transactions herein and therein contemplated will not
     (i) conflict with or result in a breach of any existing provisions of the laws or regulations of the United States of America, the State of New York, the State of Delaware or Switzerland or of the terms of the constitutive documents of the Company or of any other material restriction, whether statutory or otherwise, or of any material order, judgment or decree to which it is a party or (ii) materially conflict with or result in a material breach of any material agreement or other material instrument, whether contractual or otherwise, to which the Company is bound;

          (xv) Roche has been advised by the Commission that it has been added to the list of foreign private issuers that claim exemption from the registration requirements of Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (xvi) There are no approvals, authorizations, consents, orders, registrations or qualifications from or with any court of governmental agency or body required for the sale to the Underwriter of the Securities, for the execution of this Agreement, the Indenture or the Registration Rights Agreement or, as of the date hereof and as of the Closing Date, for the delivery of the Genentech Common Stock upon exchange of the Securities as provided in the Indenture (except such as may be required under the state securities or "blue sky" laws of any jurisdiction);

          (xvii) There is no stamp, documentary, registration or similar duty or tax payable in connection with the issuance, sale or delivery of the Securities to the Underwriter;

          (xviii) To the best knowledge of the Company, neither the Company, Roche nor any Subsidiary is in default in the performance of any agreement contained in any material contract, indenture, mortgage, loan agreement, lease or other document or instrument to which the Company, Roche or any Subsidiary is a party or by which any of them may be bound, or to which any of their property may be subject, other than defaults that would not, in the opinion of the Company, singly or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise;

          (xix) To the best knowledge of the Company, and except as disclosed in the Final Offering Memorandum, the Company, Roche and the Subsidiaries have obtained all governmental approvals and authorizations necessary to carry on their respective businesses as presently conducted, except where the failure to obtain any such approvals or authorizations would not result in a material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise;

          (xx) Except as disclosed in the Final Offering Memorandum, there is no action, suit, or proceeding pending or, to the knowledge of the Company, threatened, to which the Company, Roche or any of the Subsidiaries is a party or, to the knowledge of the Company, affecting the Company, Roche or any of the Subsidiaries, before or by any court or governmental agency or body, domestic or foreign, other than proceedings, suits or actions that would not, in the opinion of the Company, singly or in the aggregate, result in a material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise;

          (xxi) The Company, Roche and the Subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, and trade secrets which are material to the business now operated by them and described in the Final Offering Memorandum, and, except as disclosed in the Final Offering Memorandum, neither the Company, Roche nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which might reasonably be expected in the opinion of the Company, singly or in the aggregate, to result in any material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise;

          (xxii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles and except as rights to indemnity and contribution may be limited by applicable law; and

          (xxiii) The Keep Well Agreement, to be dated as of January 19, 2000 (the "Keep Well Agreement") between the Company and Roche, has been duly authorized by the Company and Roche and, when duly executed and delivered, will constitute a valid and legally binding obligation of Roche enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, and will conform to the description thereof contained in the Final Offering Memorandum.

     SECTION 5.  Covenants of the Company.

     The Company covenants with the Underwriter as follows:

     (a) The Company will deliver to the Underwriter during the Company Period (as defined below) such number of copies of the Final Offering Memorandum as the Underwriter may reasonably require.

     (b) If, during the period beginning on the date of the Final Offering Memorandum and ending on the date of completion of the offering of the Securities, as determined by the Underwriter (and as notified in accordance with Section 11(c) hereof), any event known to the Company relating to or affecting the Company, Roche, Genentech or any of their respective subsidiaries shall occur as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the Final Offering Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith prepare and furnish to the Underwriter the number of copies reasonably requested by the Underwriter of an amendment or supplement to the Final Offering Memorandum which will amend or supplement the Final Offering Memorandum so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Final Offering Memorandum is delivered to a purchaser, not misleading. The costs and expenses of preparing and furnishing to the Underwriter amendments or supplements during the period beginning on the date of the Final Offering Memorandum and ending on the earlier of (i) the date of completion of the offering of the Securities and
(ii) the date 60 days from the date hereof (the "Company Period") shall be borne by the Company. The costs and expenses of preparing and furnishing to the Underwriter any amendment or supplement after the expiration of the Company Period shall be borne by the Underwriter.

     (c) The Company will use the net proceeds from the issuance and sale of the Securities in the manner specified in the Final Offering Memorandum under the caption "Use of Proceeds."

     (d) Neither the Company, Roche nor any of their respective affiliates (as defined in Rule 405 under the Securities Act) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which will be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

     (e) Neither the Company, Roche, nor any of their respective affiliates will offer or sell the Securities in the United States in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (f) With respect to those Securities sold in reliance on Regulation S, (i) none of the Company, Roche or any of their respective affiliates or any person acting on its or their behalf (other than the Underwriter) has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) and
(ii) each of the Company, Roche and their respective affiliates and any person acting on its or their behalf (other than the Underwriter) has complied and will comply with the offering restrictions requirement of Regulation S.

     (g) The Company will notify the Underwriter promptly of any material change or any condition which with the passage of time might reasonably be expected to result in a material change affecting (i) any of the representations, warranties, agreements and indemnities herein by the Company or (ii) to its knowledge, any of the representations, warranties and agreements of Genentech in the Genentech Agreement, prior to payment being made to the Company at Closing Time.

     (h) For so long as any of the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, if it is neither subject to the reporting requirements of Section 13


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or 15(d) of the Exchange Act, nor exempt from such reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, provide to any holder of Securities and any prospective purchaser of Securities designated by a holder of such Securities, upon the request of such holder or prospective purchaser, the information with respect to the Company required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act.

     (i) In the event that certificated Securities are issued at any time prior to one year after the Closing Date (other than in a transaction subject to Rule
144A), the Company shall as promptly as practicable put in place procedures designed to prevent the registration of transfer of any Security not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from such registration.

     (j) The Company shall use all reasonable efforts to cause Genentech to perform and observe all of Genentech's obligations under the Registration Rights Agreement and to assist Genentech in connection with such obligations (it being understood that the Company shall not, by reason of this clause (j), be obligated to continue to own any shares of Genentech Common Stock).

     (k) The Company shall use all reasonable efforts to have the Securities approved for listing on the Luxembourg Stock Exchange by the Closing Date or as soon as practicable thereafter.

     SECTION 6. Payment of Expenses. Subject to the proviso at the end of this paragraph, the Company shall pay the following expenses incident to the performance of its obligations under this Agreement: (i) the printing of the Offering Memorandum and of each amendment and supplement thereto to the extent contemplated by Section 5(b) hereof; (ii) the preparation, issuance and delivery to the Underwriter of the certificates for the Securities; (iii) the fees and expenses associated with the designation of the Securities as securities eligible for the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") System; (iv) the fees and disbursements of accountants for the Company, Roche, Genentech and their respective subsidiaries; (v) the fees and disbursements of counsel for the Company, Roche and Genentech; (vi) fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture; and
(vii) subject to any subsequent agreement which may be reached between the Company and the Underwriter, all reasonable out-of-pocket costs and expenses incurred by the Underwriter and their affiliates in connection with the offering of the Securities (including, without limitation, travel expenses incurred by employees, representatives and agents of the Underwriter in connection with the performance by them of the Underwriter's obligations hereunder, but excluding the fees and disbursements of the Underwriter's counsel); provided, however, that the Underwriter agrees to pay or, in the event such expenses have already been paid by the Company, to reimburse the Company for, all of the expenses described in this paragraph, as well as any similar expenses incurred in connection with the preparation of the preliminary offering memorandum dated October 11, 1999 relating to the then- planned offering of Liquid Yield Option Notes and the agreements related to that offering, up to an aggregate of $1,000,000.

     If this Agreement is canceled by the Underwriter in accordance with the provisions of Section 7 or terminated by the Underwriter in accordance with the provisions of Section 11(i), the Company shall reimburse the Underwriter and its affiliates for all of their reasonable out-of-pocket expenses incurred prior thereto or as may be required in connection with such termination, including the fees and disbursements of counsel for the Underwriter, and such cancellation shall have no effect on the obligation of the Company for certain fees payable to the Underwriter and any affiliates of the Underwriter previously or otherwise agreed upon in writing or the obligations of the Company under Section 8.

     SECTION 7.  Conditions of Underwriters' Obligations.

     The obligations of the Underwriter under this Agreement to purchase the Securities on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the representations and warranties of Genentech contained in the Genentech Agreement, to the accuracy of the representations and warranties of Roche contained in the Guarantee Agreement dated the date hereof (the "Guarantee Agreement") between Roche and the Underwriter, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed, to the performance and observance by Genentech of all of its covenants and agreements contained in the Genentech Agreement, to the performance and observance by Roche of all of its covenants and agreements contained in the Guarantee Agreement and to the following conditions:

     (a) At the Closing Time, the Underwriter shall have received the following:

          (1) The opinion of Dr. Bruno Maier, Swiss counsel to the Company and Roche, substantially in the form set forth in Exhibit A to this Agreement;

          (2) The opinion of Davis Polk & Wardwell, United States counsel to the Company, Roche and Genentech, substantially in the form set forth in Exhibit B to this Agreement;

          (3) The opinion of Stephen G. Juelsgaard, Esq., Senior Vice President and General Counsel of Genentech, substantially in the form set forth in Exhibit A to the Genentech Agreement;

          (4) The opinion of Frederick C. Kentz III, Esq., counsel to Hoffman-La Roche Inc., substantially in the form set forth in Exhibit C to this Agreement; and

          (5) The opinion of Shearman & Sterling, counsel to the Underwriter, with respect to the applicability of the Securities Act to the offering and sale of the Securities and such other related matters as the Underwriter may reasonably require.

     (b) At the Closing Time, (i) there shall not have been, since the date as of which information is given in the Final Offering Memorandum, and except as otherwise stated or contemplated therein, any material adverse change or any development reasonably expected to result in a prospective material adverse change in the condition, financial or otherwise, or in the earnings or operations of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise or of Genentech and its subsidiaries considered as one enterprise, (ii) no proceeding shall be pending or, in the reasonable belief of the Underwriter (after consultation with the Company), threatened to restrain or enjoin the delivery of the Securities or the Genentech Common Stock as provided in the Indenture or to revoke, repeal or rescind, in whole or in part, any laws, proceedings, directives, resolutions, approvals, consents, deeds of issue or declarations required for the actions contemplated under this Agreement, the Registration Rights Agreement, the Indenture or the Securities, and (iii) the Underwriter shall have received any certificate required pursuant to the Guarantee Agreement; and the Underwriter shall have received (A) a certificate of an executive officer of the Company on behalf of the Company, dated as of the Closing Date, certifying as to (i) and (ii) above, to the effect that all the other representations and warranties contained in Section 4 are true and correct with the same force and effect as though expressly made at the Closing Date, and to the effect that the Company shall have performed and observed all of the covenants and agreements herein contained on its part to be performed and observed on or prior to the Closing Date, and (B) a certificate of the Chief Executive Officer and the Chief Financial Officer of Genentech certifying that (i) the representations and warranties of Genentech contained in Section 2 of the Genentech Agreement are true and correct on and as of the Closing Date;
(ii) Genentech shall have complied with all of the covenants and agreements contained in the Genentech Agreement on its part to be performed and observed on or prior to the Closing Date; and (iii) there has not occurred any Material Adverse Change (as defined in the Genentech Agreement) from that set forth or contemplated in the Genentech Disclosure.

     (c) At the time of the execution of this Agreement, the Underwriter shall have received from PricewaterhouseCoopers AG a letter or letters dated of even date herewith, in the form previously agreed among the Underwriter, PricewaterhouseCoopers AG and the Company, with respect to the financial statements and other financial information of the Company and Roche included in the Final Offering Memorandum.

     (d) At the Closing Time, the Underwriter shall have received from PricewaterhouseCoopers AG a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to subsection (c) of this Section 7, except that any date specified therein as of which certain procedures had been performed shall be a date not more than five days prior to such Closing Date.

     (e) At the time of the execution of this Agreement, the Underwriter shall have received from Ernst & Young LLP a letter or letters dated of even date herewith, in the form previously agreed among the Underwriter and Ernst & Young LLP, with respect to the financial statements and other financial information of Genentech included or incorporated by reference in the Final Offering Memorandum.

     (f) At the Closing Date, the Underwriter shall have received from Ernst & Young LLP a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to subsection (e) of this Section 7, except that any date specified therein as of which certain procedures had been performed shall be a date not more than five days prior to such Closing Date.

     (g) At the Closing Time, the Registration Rights Agreement, in form and substance reasonably satisfactory to the Underwriter, shall have been duly executed and delivered by Genentech and (assuming due execution, delivery and performance by the Underwriter) shall be in full force and effect.

     (h) The Genentech Agreement shall have been duly authorized, executed and delivered as of the date hereof and, at the Closing Time, the Genentech Agreement shall be in full force and effect (assuming due execution, delivery and performance by the Underwriter).

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled (other than conditions not satisfied because of a breach of the Underwriter's obligations hereunder), this Agreement and all obligations of the Underwriter hereunder may be canceled by the Underwriter by notifying the Company of such cancellation in writing or by telegram, telex or telefax at any time prior to Closing Time, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Section 6; and provided further that
Section 8 hereof shall survive such cancellation and remain in full force and effect.

     SECTION 8.  Indemnification; Contribution.

     (a) The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers and employees and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to any amount paid in settlement of, or any expense incurred in investigating, preparing or defending against, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, which shall be governed exclusively by (ii) and (iii) below);

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the reasonable fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Offering Memorandum (or any amendment thereto); provided further that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement or omission, or any alleged untrue statement or omission, made in the Preliminary Offering Memorandum but eliminated in the Final Offering Memorandum, such indemnity agreement shall not inure to the benefit of the Underwriter if a copy of said amended or supplemented Final

Offering Memorandum was not delivered to the person asserting the claim and the delivery thereof would have constituted a complete defense to the claim of such person.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in such Offering Memorandum (or any amendment or supplement thereto).

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved (such approval not to be unreasonably withheld) by the indemnified parties defendant in such action, unless such indemnified parties object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party so as to create, in the reasonable judgment of the indemnified parties, an actual or potential conflict of interest. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8(a) or
(b) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, (i) in such proportions as is appropriate to reflect the relative benefits received by each party from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion that the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company bear to the underwriting discount received by the Underwriter in respect thereof.

     The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8(d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such actual or alleged statements in or omissions from the Disclosure Documents.

     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8(d), each director, officer and employee of the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter, and each director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

     SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties, and agreements contained in this Agreement shall remain operative and in full force and effect, shall not be made subject to or qualified by any investigation made by or on behalf of the Underwriter or controlling person thereof or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriter.

     SECTION 10.  Underwriter's Undertaking, Offering of Securities.

     (a) The Securities have not been and will not be registered under the Securities Act or registered under the securities or "blue sky" laws of any state of the United States.

     (b) The Underwriter agrees that, in connection with any resale by it, neither the Underwriter nor any of its affiliates will offer for resale or resell the Securities purchased from the Company hereunder except (i) to those institutions which the Underwriter reasonably believes are Qualified Institutional Buyers and (ii) to persons other than U.S. persons (as defined in Regulation S) to whom the Underwriter reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S.

     (c) The Underwriter will not offer or sell such securities in the United States in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including, but not limited to, (x) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (y) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; (provided that such limitation shall not preclude the Underwriter from placing (consistent with the Securities Act) any tombstone advertisement with respect to the resale of the Securities following the later of the Closing Date or the consummation of the resale of all of the Securities purchased hereunder).

     (d) Neither the Underwriter, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities or the Genentech Common Stock offered pursuant to Regulation S, and the Underwriter, its affiliates and any such persons have complied and will comply with the offering restrictions requirements of Regulation S.

     (e) The Underwriter agrees that it will offer and sell the Securities only in accordance with the offering and transfer restrictions described in the Final Offering Memorandum.

     (f) The Underwriter represents that it is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

     (g) The Underwriter agrees that it will sell, offer for sale and solicit offers to buy the Securities only to or from persons that in purchasing such Securities will be deemed to have represented and agreed as provided in the Final Offering Memorandum under the caption "Transfer Restrictions."

     (h) The Underwriter acknowledges that neither the Company, Genentech nor Roche has authorized the Underwriter or any other person to make any representation or supply any information in connection with the offering of the Securities other than as contained in the Offering Memorandum.

     (i) The Underwriter represents and agrees on behalf of itself and each of its affiliates that (a) it has not offered or sold and, prior to the expiration of the period of six months from the date hereof, will not offer or sell, any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue and pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

     (j) The Underwriter represents and covenants that it will promptly notify the Company and its counsel, Davis Polk & Wardwell (attention: Sarah J. Beshar), upon completion of the distribution (within the meaning of Regulation M under the Securities Act) of the Securities so as to allow the Company and its affiliated purchasers (within the meaning of Regulation M under the Securities Act) to comply timely with their obligations under Regulation M.

     SECTION 11.  Termination of this Agreement.

     The Underwriter shall have the right to terminate this Agreement (but only after consultation with the Company if the Underwriter believes such consultation to be reasonably practicable) by giving the notice indicated below in this Section at any time at or prior to the Closing Time (i) if there shall have been, since the respective dates as of which information is given in the Final Offering Memorandum, and except as otherwise stated or contemplated therein, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or of Roche and its subsidiaries considered as one enterprise or of Genentech and its subsidiaries considered as one enterprise, or in the earnings of the Company and its subsidiaries considered as one enterprise, or of Roche and its subsidiaries considered as one enterprise or of Genentech and its subsidiaries considered as one enterprise, (ii) if since the date of this Agreement there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if the international financial markets shall have undergone any change which is so material and adverse as to make it, in the reasonable judgment of the Underwriter, impracticable to market the Securities or to enforce contracts for the sale of the Securities. If the Underwriter terminates this Agreement as provided in this Section, such termination shall be without liability of any party to any other party except as otherwise provided in Section 6 hereof, and provided further that Section 8 hereof shall survive such termination and remain in full force and effect.

     If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified immediately by the Underwriter, by telephone or telegram, confirmed by letter.

     SECTION 12.  Notices.

     All communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, New York, New York 10281, Attention: Andrew Burch, or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to Roche Holdings, Inc., 1201 N. Orange St., One Commerce Center, Suite 1050, Wilmington, Delaware 19801, Attention: Secretary, or, if sent to Genentech, shall be mailed, delivered or telegraphed and confirmed to Genentech, Inc., 1 DNA Way, South San Francisco, California 94080-4990, Attention: General Counsel.

     SECTION 13.  Parties.

     This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties hereto and their respective successors, heirs and legal representatives and the controlling persons of the Underwriter and the Company referred to in Section 8, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors, heirs and legal representatives and said controlling persons, and for the benefit of no other person. No purchaser of any Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  Governing Law and Jurisdiction, Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan, City and State of New York in any action or proceeding arising out of or relating to this Agreement to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action or proceeding.

     (b) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     (c) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Underwriter and the Company in accordance with its terms.

                                         Very truly yours,


                                         ROCHE HOLDINGS, INC.


                                         By: /s/ Bruno Maier
                                            -----------------------------------
                                            Name:  Dr. Bruno Maier
                                            Title: Authorized Signatory

                                         By: /s/ Bernd Wolff
                                            -----------------------------------
                                            Name:  Bernd Wolff
                                            Title: Authorized Signatory


CONFIRMED AND ACCEPTED
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By /s/ Andrew Burch
  ---------------------------------
  Name:  Andrew Burch
  Title: Vice President, Authorized Signatory

                                                                     SCHEDULE A

                              ROCHE HOLDINGS, INC.

                  $1,506,342,000 Principal Amount at Maturity
                     Liquid Yield Option(TM) Notes due 2015
                                 (Zero Coupon)

     1. The initial offering price per $1,000 principal amount at maturity of Securities shall be $663.86, representing a yield to maturity of 2.75% per annum (computed on a semiannual bond equivalent basis).

     2. The Securities shall be exchangeable for shares of Genentech Common Stock at an initial exchange rate of 4.32658 shares per $1,000 principal amount at maturity of Securities. The foregoing is subject to the right of the Company, in accordance with the terms and subject to the conditions set forth in the Indenture and the Securities, to pay cash equal to market value of the Genentech Common Stock in lieu of delivering shares of Genentech Common Stock.

     3. The purchase price per $1,000 principal amount at maturity of Securities to be paid by the Underwriter shall be $650.58, being an amount equal to the initial offering price set forth above, less $13.28 per $1,000 principal amount at maturity of Securities.

     4. Prior to January 19, 2004, the Securities will not be redeemable. The redemption prices of the Securities to be included in the Indenture shall be as follows:

                                                              (3)
                                (1)             (2)       Redemption
                               LYON          Accrued         Price
Redemption Date            Issue Price    OID at 2.75%     (1) + (2)
---------------            -----------    ------------    -----------
January 19, 2004..........  $  663.86       $  76.63         740.49
January 19, 2005..........  $  663.86          97.14         761.00
January 19, 2006..........  $  663.86         118.21         782.07
January 19, 2007..........  $  663.86         139.86         803.72
January 19, 2008..........  $  663.86         162.12         825.98
January 19, 2009..........  $  663.86         184.99         848.85
January 19, 2010..........  $  663.86         208.49         872.35
January 19, 2011..........  $  663.86         232.65         896.51
$anuary 19, 2012..........  $  663.86         257.47         921.33
January 19, 2013..........  $  663.86         282.98         946.84
January 19, 2014..........  $  663.86         309.20         973.06
At Maturity...............  $  663.86         336.14       1,000.00

     5. The purchase price applicable to the purchase of Securities at the option of the holders at a Purchase Date (as defined in the Indenture) shall be as follows:

                     Purchase Price        Purchase Price
                     --------------        --------------
                    January 19, 2004         $  740.49
                    January 19, 2010         $  872.35

                                                                      EXHIBIT A

                       Form of Opinion of Dr. Bruno Maier

     (i) Roche has been duly incorporated and is validly existing as a joint stock company in good standing under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum.

     (ii) Roche is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or earnings of Roche and its subsidiaries considered as one enterprise.

     (iii) F. Hoffmann-La Roche Ltd has been duly incorporated and is validly existing as a corporation in good standing under the laws of Switzerland, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum or as otherwise currently conducted.

     (iv) F. Hoffman-La Roche Ltd is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or earnings of Roche and its subsidiaries considered as one enterprise.

     (v) All of the issued and outstanding capital stock of F. Hoffman-La Roche Ltd has been duly authorized and validly issued and is fully paid and nonassessable, all of the capital stock of F. Hoffmann-La Roche Ltd is owned by Roche, directly or through other subsidiaries, free and clear of any material security interest, mortgage, pledge, lien or encumbrance.

     (vi) All of the capital stock of the Company and Hoffmann-La Roche Inc. is owned by Roche, directly or through other subsidiaries, free and clear of any material security interest, mortgage, pledge, lien or encumbrance.

     (vii) As of the date of such opinion, the shares of Genentech Common Stock to be delivered by the Company in exchange for the Securities as provided in the Indenture are owned directly by the Company free and clear of any security interest, mortgage, pledge, lien or encumbrance.

     (viii) The execution and delivery by Roche of the Guarantee Agreement and the Keep Well Agreement, the incurrence of the obligations therein set forth, the consummation of the transactions therein contemplated, and compliance with the terms thereof have been duly and validly authorized by all necessary corporation action under the laws of Switzerland and the charter and by-laws of Roche, and, to the best of such counsel's knowledge, will not conflict with or result in a breach of any existing provisions of the laws or regulations of Switzerland or of the terms of the constitutive documents of Roche or of any other material restriction, whether statutory or otherwise, or of any material order, judgment or decree to which Roche is a party, or materially conflict with, or result in a material breach of any material agreement or other material instrument, whether contractual or otherwise, to which Roche is bound.

     (ix) The Keep Well Agreement constitutes the valid and binding agreement of Roche enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equitable principles.

     (x) There are no approvals, authorizations, consents, orders, registrations or qualifications from or with any court or governmental agency or body required in Switzerland for the issuance and sale to the Underwriter of the Securities, for the execution of the Guarantee Agreement or the Keep Well Agreement or, as of the date hereof, for the issuance and delivery of the shares of Genentech Common Stock upon exchanges of the Securities (except such as may be required under the state securities or "blue sky" laws of any jurisdiction, as to which such counsel need not express any opinion).

     (xi) To the best of such counsel's knowledge, there is no Swiss stamp, documentary, registration or similar duty or tax payable in connection with the issuance, sale or delivery of the Securities to the Underwriter. Subsequent sales and purchases of the Securities and the exchange of shares of Genentech Common Stock for the Securities in accordance with the Indenture is subject to Swiss stamp duty on turnover of securities if the holder of the Securities qualifies as a "dealer in securities" under Swiss stamp duty law.

     (xii) Except as disclosed in the Final Offering Memorandum, there is no action, suit or proceeding, pending or, to the best of such counsel's knowledge, threatened, to which Roche, the Company or any Subsidiary is a party or, to the best of such counsel's knowledge, affecting Roche, the Company or any of the Subsidiaries, before or by any court or governmental agency or body, Swiss or, to the best of such counsel's knowledge, non-Swiss, other than proceedings, suits or actions that would not, singly or in the aggregate, result in any material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise.

     (xiii) To the best of such counsel's knowledge and except as disclosed in the Final Offering Memorandum, neither Roche nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, licenses or trade secrets which might reasonably be expected, singly or in the aggregate, to result in any material adverse change in the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise.

     (xiv) All statements in the Final Offering Memorandum with respect to or involving matters of the law of Switzerland or Swiss documents or proceedings fairly summarize in all material respects the information referred to therein; and the statements in the Final Offering Memorandum under the caption "Certain Tax Considerations Under Swiss Law", insofar as such statements purport to summarize the laws of Switzerland referred to thereunder, fairly summarize such laws in all material respects as to the matters referred to therein.

     (xv) The provision in the Guarantee Agreement as to the choice of New York law to be the law governing the agreement, and the submission of Roche to the jurisdiction of the United States Federal, New York State courts sitting in the Borough of Manhattan, the City and the State of New York in any action under the Guarantee Agreement, are valid, binding and enforceable under Swiss law; and judgments obtained under the Guarantee Agreement in any such action shall be enforceable in Switzerland, including, without limitation, any final judgment for the payment of money rendered by any court pursuant thereto, except as enforcement may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (xvi) Roche has the power to submit, and pursuant to the Guarantee Agreement has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of any federal or state court in the State of New York, County of New York with respect to actions or proceedings arising out of or relating to the Guarantee Agreement.

     Without assumption of any responsibility for the factual accuracy or completeness of matters of fact contained in the Final Offering Memorandum, nothing has come to such counsel's attention to cause that counsel to believe that the Final Offering Memorandum (except for the financial statements and schedules and other financial or statistical information included therein, as to which such counsel need not express a belief) contained any untrue statement of the material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, at the date of the Purchase Agreement or so contains or omits at the date hereof.

                                                                      EXHIBIT B

                    Form of Opinion of Davis Polk & Wardwell

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum or as otherwise currently conducted.

     (ii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries consider as one enterprise.

     (iii) Genentech is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum.

     (iv) The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Underwriter) constitutes a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equitable principles and except as rights to indemnity and contribution may be limited by applicable law.

     (v) Each of the Genentech Agreement and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by Genentech and (assuming the due authorization, execution and delivery by the Underwriter) constitutes a valid and binding agreement of Genentech enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equitable principles and except as rights to indemnity and contribution may be limited by applicable law.

     (vi) The authorized capital stock of Genentech conforms as to legal matters to the description thereof contained in the Final Offering Memorandum.

     (vii) Assuming it has been duly authorized, executed and delivered by Roche, the Guarantee Agreement constitutes a valid and binding agreement of Roche enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy or other laws relating to or affecting enforcement of creditors' rights or by general equitable principles and except as rights to indemnity and contribution may be limited by applicable law.

     (viii) The Securities have been duly and validly authorized for issuance and sale to the Underwriter pursuant to the Purchase Agreement and, when executed, authenticated and delivered in the manner provided for in the Indenture against payment of the consideration therefor in accordance with the Purchase Agreement, will be duly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equitable principles); and the Securities will be entitled to the benefits of the Indenture and the Registration Rights Agreement.

     (ix) The Company has all necessary corporate power and authority to execute and deliver the Indenture and to perform its obligations thereunder; the Indenture has been duly and validly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery by the Trustee) constitutes the valid and legally binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equitable principles; and the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

     (x) The statements in the Final Offering Memorandum under the caption "Description of LYONs" and the statements in the Registration Statement under the caption "Description of Capital Stock", as such statements may have been amended or supplemented by any Genentech Disclosure filed or made subsequent to the time the Registration Statement became effective, insofar as such statements purport to summarize the terms of the Securities and the Genentech Common Stock and other documents referred to thereunder, fairly summarize such terms of the Securities and the Genentech Common Stock and other documents in all material respects.

     (xi) The execution and delivery by the Company of the Purchase Agreement and the Indenture, the incurrence of the obligations therein set forth, the consummation of the transactions therein contemplated, and compliance with the terms thereof have been duly and validly authorized by all necessary corporate action under the laws of the State of Delaware and the charter and by-laws of the Company, and, to the best of such counsel's knowledge, will not (A) conflict with or result in a breach of (1) any existing provisions of the laws or regulations of the United States of America or the State of New York or of the terms of the constitutive documents of the Company or any other material statutory restriction, or (2) any other material restriction or any material order, judgment or decree to which the Company is a party, or (B) materially conflict with, or result in a material breach of any material agreement or other material instrument, whether contractual or otherwise, to which the Company is bound; provided, however, that with respect to the opinions in clauses (A)(2) and (B) above, such counsel may state that, in connection with the offering of the LYONs, they have not conducted a review of corporate documents of the Company as would customarily be performed in connection with rendering such opinions.

     (xii) The execution and delivery by Genentech of the Genentech Agreement and the Registration Rights Agreement, the incurrence of the obligations therein set forth, the consummation of the transactions therein contemplated, and compliance with the terms thereof have been duly and validly authorized by all necessary corporate action under the laws of the State of Delaware and the charter and by-laws of Genentech, and, to the best of such counsel's knowledge, will not conflict with or result in a breach of any existing provisions of the laws or regulations of the United States of America or the State of New York or of the terms of the constitutive documents of Genentech.

     (xiii) There are no approvals, authorizations, consents, orders, registrations or qualifications of or with any court or governmental agency or body of the United States or the State of New York required for the sale to the Underwriter of the Securities, for the delivery of the Genentech Common Stock upon exchanges of the Securities as provided in the Indenture or for the execution of the Purchase Agreement, the Genentech Agreement, the Guarantee Agreement, the Registration Rights Agreement or the Keep Well Agreement (except such as may be required under state securities or "blue sky" laws of any jurisdiction, as to which we express no opinion).

     (xiv) The statements in the Final Offering Memorandum under the caption "Certain Federal Income Tax Considerations," insofar as such statements purport to summarize federal laws of the United States referred to thereunder, fairly summarize such laws in all material respects.

     (xv) It is not necessary, in connection with the offer, sale and delivery of the Securities to the Underwriter under the Purchase Agreement and the initial resales by the Underwriter in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum, to register such Securities under the Securities Act of 1933, as amended (it being understood that no opinion is expressed as to any other offer or resale of any securities). In rendering the opinion in this paragraph (xv), we have (i) assumed the accuracy of the representations of the Underwriter, the Company and Roche contained in the Purchase Agreement and the letter dated January 12, 2000 from Roche to the Underwriter, and that the offer, sale and delivery of the Securities have been made as contemplated by the Purchase Agreement and (ii) relied upon the no-action letters issued by the Staff of the Commission to Black Box, Inc. (dated June 26, 1990) and Squadron, Ellenoff, Pleasant & Lehrer (dated February 28, 1992) and assumed that a court would give effect to the positions taken by the Staff in such no-action letters as applicable law.

     The opinions set forth in clauses (xiii) and (xv) above are based on the facts and circumstances contemplated by the Offering Memorandum and the accuracy of the representations and warranties in the Purchase Agreement and the Genentech Agreement and compliance with the Underwriter's undertakings in the Purchase Agreement.

     We have not ourselves checked the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Final Offering Memorandum. We have generally reviewed and discussed with your representatives and with certain officers and employees of, the counsel and independent accountants for, the Company, Roche and Genentech the information furnished, whether or not subject to our check and verification, but we have not conducted a review of corporate documents of the Company and Roche as would customarily be performed by counsel in connection with an offering of securities registered under the Securities Act of 1933, as amended. On the basis of such consideration, review and discussion, but without independent check or verification, except as stated, no facts have come to our attention that lead us to believe that (except for the financial statements and schedules and other financial or statistical data contained therein, as to which we are not called upon to express any belief) the Final Offering Memorandum, as of the date of the Purchase Agreement, did, and, as of the date hereof does, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading.

                                                                      EXHIBIT C

                   Form of Opinion of Frederick C. Kentz III

     (i) Hoffmann-La Roche Inc. has been duly incorporated and is validly existing as a corporation in good standing under the law of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as described in the Final Offering Memorandum or as otherwise currently conducted.

     (ii) Hoffmann-La Roche Inc. is duly qualified as foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or earnings of the Company and its subsidiaries considered as one enterprise or of Roche and its subsidiaries considered as one enterprise.